       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2001
                                                  REGISTRATION NO. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                KFORCE.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           FLORIDA                                         59-3264661
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization) )

  120 WEST HYDE PARK PLACE, SUITE 150
               TAMPA, FLORIDA                                 33606
(Address of principal executive offices)                    (Zip code)

                              --------------------
                      KFORCE.COM, INC. STOCK INCENTIVE PLAN
                            (Full title of the plan)
                              --------------------
                               WILLIAM L. SANDERS
                             CHIEF FINANCIAL OFFICER
                                KFORCE.COM, INC.
                       120 WEST HYDE PARK PLACE, SUITE 150
                              TAMPA, FLORIDA 33606
                     (Name and address of agent for service)
                                 (813) 251-1700
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             ROBERT J. GRAMMIG, ESQ.
                              HOLLAND & KNIGHT LLP
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2300
                              TAMPA, FLORIDA 33602
                                 (813) 227-8500

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                                          CALCULATION OF REGISTRATION FEE
----------------------------------------- ----------------- ---------------- ------------------ -------------
                TITLE OF                       AMOUNT          PROPOSED          PROPOSED        AMOUNT OF
               SECURITIES                      TO BE            MAXIMUM           MAXIMUM       REGISTRATION
            TO BE REGISTERED               REGISTERED (2)   OFFERING PRICE       AGGREGATE          FEE
                                                               PER UNIT(3)   OFFERING PRICE(3)
----------------------------------------- ----------------- ---------------- ------------------ -------------
Additional Common Stock, par value           3,000,000           $4.89          $14,670,000        $3,668
$0.01 per share reserved under
kforce.com, Inc. Stock Incentive Plan(1)
----------------------------------------- ----------------- ---------------- ------------------ -------------

(1) Including common share purchase rights under the registrant's Rights Agreement, dated as of October 28, 1998, as amended. Until the occurrence of certain prescribed events, these rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with the common stock. Because no separate consideration is paid for these rights, the registration fee for such rights is included in the fee for the common stock.

(2) The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and this Registration Statement shall also cover any additional shares that may hereafter become purchasable as a result of the adjustment provisions in the Plan or the agreements pursuant to which such shares are issued.

(3) Estimated solely for the purpose of calculating the registration fee. The fee for the additional 3,000,000 shares registered hereby is calculated upon the basis of the average between the high and low sales price for shares of common stock of the registrant as reported on The Nasdaq Stock Market's National Market on April 27, 2001.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement has been filed to increase the number of shares of common stock, par value $0.01 per share (the "Common Stock"), of kforce.com, Inc., a Florida corporation (the "Registrant"), registered for issuance under the kforce.com, Inc. Stock Incentive Plan (the "Plan") from 9,000,000 to 12,000,000 shares and to file the Plan as an exhibit to evidence the increase in the authorized shares and the Plan's name change. A registration statement on Form S-8 (the "Prior Registration Statement") was filed on September 30, 1995 (Registration No. 33-97134) to register 3,070,000 shares of Common Stock for issuance under the Romac International, Inc. Amended and Restated Incentive Stock Option Plan, and a Post-Effective Amendment No. 1 to the Prior Registration Statement was filed on April 20, 1998 to file the Plan as an exhibit, and to increase the number of shares registered for issuance under the Plan to 9,000,000. The contents of the Prior Registration Statement are hereby incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), Commission File No. 0-20658, are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (including information specifically incorporated into the Registrant's Form 10-K from the Registrant's definitive Proxy Statement).

         (b) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided, further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and


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

reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article V of the Registrant's Bylaws provides that the Registrant shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the full extent permitted by Florida law. The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1      kforce.com, Inc. Stock Incentive Plan.

         5.1      Opinion of Holland & Knight LLP re legality of the Common
                  Stock.

         23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1).

         23.2     Consent of PricewaterhouseCoopers LLP.

         23.3     Consent of Deloitte & Touche LLP.

         24.1     Powers of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;


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

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 4, 2001.

                                      kforce.com, Inc.

                                      By: /s/ William L. Sanders
                                          -------------------------------------
                                           William L. Sanders
                                           Chief Financial Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Dunkel and William L. Sanders, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                            Title                                                 Date
----------                            -----                                                 ----
By:/s/ David L. Dunkel                Chief Executive Officer and Director (principal       May 4, 2001
   ------------------------------     executive officer)
      David L. Dunkel

By:/s/ William L. Sanders             Chief Financial Officer and Secretary (principal      May 4, 2001
   ------------------------------     financial officer and principal accounting officer)
      William L. Sanders

By:/s/ John N. Allred                 Director                                              May 4, 2001
   ------------------------------
      John N. Allred

By:/s/ William R. Carey, Jr.          Director                                              May 4, 2001
   ------------------------------
      William R. Carey, Jr.

By:/s/ Richard M. Cocchiaro           Director                                              May 4, 2001
   ------------------------------
      Richard M. Cocchiaro

By:/s/ Todd W. Mansfield              Director                                              May 4, 2001
   ------------------------------
      Todd W. Mansfield

By:/s/ Howard W. Sutter               Director                                              May 4, 2001
   ------------------------------
      Howard W. Sutter

By:                                   Director                                              May 4, 2001
   ------------------------------
      Gordon Tunstall

By:/s/ Karl A. Vogeler                Director                                              May 4, 2001
   ------------------------------
      Karl A. Vogeler

By:/s/ Ralph Struzziero               Director                                              May 4, 2001
   ------------------------------
      Ralph Struzziero


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


                                INDEX TO EXHIBITS

         4.1      kforce.com, Inc. Stock Incentive Plan.

         5.1      Opinion of Holland & Knight LLP re legality of the Common
                  Stock.

         23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1).

         23.2     Consent of PricewaterhouseCoopers LLP.

         23.3     Consent of Deloitte & Touche LLP.

         24.1     Powers of Attorney (included on signature page).


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